UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

August 16, 2016

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2016, Acura Pharmaceuticals, Inc. (“Acura” or the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market notifying Acura that it no longer complies with NASDAQ Listing Rule 5550(b)(1) due to the Company’s  failure to maintain a minimum of $2,500,000 in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations). The Company reported stockholders’ equity of $1,637,000 in its Form 10-Q for the three month period ended June 30, 2016. The current market value of the Company’s listed securities is approximately $20.5 million (which is below the $35 million NASDAQ threshold) and the Company does not meet the net income from continuing operations test.

The Company’s common stock remains listed on NASDAQ under the symbol ACUR. Under NASDAQ Listing Rule 5810(c)(2), the Company has 45 days, or until September 30, 2016, to submit a plan to regain compliance. If NASDAQ accepts the plan, NASDAQ may grant an extension of up to 180 calendar days from the date of the letter, or February 10, 2017, for Acura to provide evidence of compliance. If NASDAQ does not accept the Company’s plan, NASDAQ will notify the Company that its common stock is subject to delisting. The Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.

The Company intends to submit a compliance plan to NASDAQ on or before the September 30, 2016 deadline. The compliance plan will likely contain plans to raise additional capital through an equity offering or a strategic partnership. There can be no assurance that NASDAQ will accept the compliance plan or, if accepted, that the Company will be able to regain compliance with the stockholders’ equity requirement or meet the alternatives of market value of listed securities or net income from continuing operations, or otherwise maintain compliance with the other listing requirements.

At August 5, 2016, Acura’s unrestricted cash (after deduction of the Company’s term loan compensating balance requirement of $2.5 million), cash equivalents and marketable securities was approximately $3.4 million, and the Company’s outstanding term loan balance was $6.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:  August 16, 2016